EXHIBIT 24.1
POWER OF ATTORNEY
The officers and directors whose signatures appear below hereby constitute Jeffrey L. Knight and Scott J. Evernham, either one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and to file any and all amendments and post-effective amendments to the registration statement on Form S-3 relating to the Old National Bancorp Amended and Restated Stock Purchase and Dividend Reinvestment Plan, making such changes in such registration statement as the registrant deems necessary and appropriate, and generally to do all things in their names in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Name and Signature	Title	Date

/s/ Robert G. Jones Robert G. Jones	President, Chief Executive Officer, and a Director (Principal Executive Officer)	December 2, 2010

/s/ Christopher A. Wolking Christopher A. Wolking	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 2, 2010

/s/ Joan M. Kissel Joan M. Kissel	Senior Vice President and Corporate Controller (Principal Accounting Officer)	December 2, 2010

/s/ Joseph D. Barnette, Jr. Joseph D. Barnette, Jr.	Director	December 2, 2010

/s/ Alan W. Braun Alan W. Braun	Director	December 2, 2010

/s/ Larry E. Dunigan Larry E. Dunigan	Chairman of the Board of Directors	December 2, 2010

/s/ Niel C. Ellerbrook Niel C. Ellerbrook	Director	December 2, 2010

/s/ Andrew E. Goebel Andrew E. Goebel	Director	December 2, 2010

/s/ Phelps L. Lambert Phelps L. Lambert	Director	December 2, 2010

/s/ Arthur H. McElwee, Jr. Arthur H. McElwee, Jr.	Director	December 2, 2010

/s/ Marjorie Z. Soyugenc Marjorie Z. Soyugenc	Director	December 2, 2010

/s/ Kelly N. Stanley Kelly N. Stanley	Director	December 2, 2010

/s/ Linda E. White Linda E. White	Director	December 2, 2010

/s/ James T. Morris James T. Morris	Director	December 2, 2010